UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                                  First Bancorp
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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[_]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5)   Total fee paid:

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     [_]  Fee paid previously with preliminary materials:

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     [_]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

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


                                  First Bancorp
                              341 North Main Street
                         Troy, North Carolina 27371-0508
                            Telephone (910) 576-6171



- --------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD TUESDAY, MAY 1, 2001
- --------------------------------------------------------------------------------

To Our Shareholders:

      The annual meeting of shareholders of First Bancorp (the "Company") will be held at Montgomery Community College - Building 200, 1011 Page Street, Troy, North Carolina (see map on outside back cover) on Tuesday, May 1, 2001 at 3:00 p.m. local time, for the purpose of considering and acting on the following matters:

     1. A proposal to elect eighteen (18) nominees to the board of directors to serve until the 2002 annual meeting of shareholders, or until their successors are elected and qualified.

     2. A proposal to amend the Company's bylaws to increase the maximum number of directors on the board to nineteen. This proposal is conditioned on the consummation of the Company's pending acquisition of Century Bancorp, Inc.

     3. A proposal to approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock to 20,000,000 shares.

     4. A proposal to ratify the appointment of KPMG LLP as the independent auditors of the Company for the current fiscal year.

     5. Such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

      Only shareholders of record as of the close of business on March 20, 2001 are entitled to notice of and to vote at the annual meeting and any adjournments thereof.

      Whether or not you expect to be present at the annual meeting, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope. If you attend the meeting, your proxy will be returned to you upon request.

      Please note that the attached form of proxy includes a request from the Company as to whether or not you plan to attend the annual meeting. For informational purposes, management of the Company would appreciate you filling in the appropriate box indicating whether or not you plan to attend the annual meeting. If you initially indicate that you are not planning to attend and later want to, or do not indicate one way or the other, you are still welcome and invited to attend the meeting. See outside back cover for a map.

      The  proxy   statement   accompanying   this  notice  sets  forth  further
information concerning the proposals to be considered at the annual meeting. You are urged to study this information carefully.

      Included in this package, in compliance with applicable regulations, is the Company's 2000 Annual Report on Form 10-K, which includes the Company's financial statements and other required disclosures. Also included in the package is a Summary 2000 Annual Report, which includes a financial overview, the president's letter, and other general information about the company.

                       By Order of the Board of Directors

                              /s/ Anna G. Hollers

                                 Anna G. Hollers
                                    Secretary

                                  First Bancorp
                              341 North Main Street
                         Troy, North Carolina 27371-0508
                            Telephone (910) 576-6171

- --------------------------------------------------------------------------------
                                 PROXY STATEMENT
- --------------------------------------------------------------------------------



INTRODUCTION

      This proxy statement is furnished to the shareholders of First Bancorp (hereinafter sometimes referred to as the "Company") by the board of directors in connection with the solicitation of proxies for use at the annual meeting of shareholders of the Company to be held on Tuesday, May 1, 2001 at 3:00 p.m. local time, at Montgomery Community College - Building 200, 1011 Page Street, Troy, North Carolina (see map on back cover), and at any adjournment or adjournments thereof. Action will be taken at the annual meeting on the items described in this proxy statement and on any other business that properly comes before the meeting.

      This proxy statement and accompanying form of proxy are first being mailed to shareholders on or about April 3, 2001.

      Whether or not you expect to attend the annual meeting, please complete, date and sign the enclosed form of proxy and return it promptly to ensure that your shares are voted at the meeting.

      Any shareholder giving a proxy may revoke it at any time before a vote is taken (i) by duly executing a proxy bearing a later date; (ii) by executing a notice of revocation in a written instrument filed with the secretary of the Company; or (iii) by appearing at the meeting and notifying the secretary of the intention to vote in person. Unless a contrary choice is specified, all shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted as set forth in this proxy statement. In addition, the proxy confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting.

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote is necessary to constitute a quorum at the annual meeting. If a quorum is not present or represented at the annual meeting, the shareholders present and entitled to vote have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. A shareholder abstaining from the vote on a particular proposal and broker non-votes will be counted as present for purposes of determining if a quorum is present, but will be counted as not having voted on the proposal in question.

      The Company will bear the entire cost of preparing this proxy statement and of soliciting proxies. Proxies may be solicited by employees of the Company, either personally, by special letter, or by telephone. The Company also will request brokers and others to send solicitation material to beneficial owners of stock and will reimburse them for this purpose.

                   PRINCIPAL HOLDERS OF VOTING SECURITIES

      Only shareholders of record as of the close of business on March 20, 2001 will be entitled to vote at the annual meeting or any adjournment or adjournments thereof. The number of outstanding shares entitled to vote at the shareholders meeting is 8,758,486. Shareholders are entitled to one vote for each share of the Company's common stock.

      The Company knows of no persons who beneficially own more than five percent of the outstanding common stock of First Bancorp. The Company's directors, nominees for director, and executive officers own as a group 2,199,854 shares, or 25.12%, of the Company's common stock.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

      The number of directors constituting the board of directors has been fixed at eighteen (18) pursuant to the Company's bylaws. If Proposal 2 described below is approved and the Company's proposed acquisition of Century Bancorp, Inc. is consummated, it is anticipated that the board will be expanded to nineteen members. The acquisition is not expected to occur, however, until after the 2001 annual meeting, and therefore only eighteen directors are being elected at the annual meeting. See further discussion under "Proposal 2" below.

      In the absence of any specifications to the contrary, proxies will be voted for the election of all eighteen (18) of the nominees listed in the table below by casting an equal number of votes for each such nominee. If, at or before the time of the meeting, any of the nominees listed below becomes unavailable for any reason, the proxyholders have the discretion to vote for a substitute nominee or nominees. The board currently knows of no reason why any nominee(s) listed below is likely to become unavailable. The Company's articles of incorporation provide that, if cumulative voting applies, each shareholder is "entitled to multiply the number of votes he is entitled to cast by the number of directors for whom he is entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates." Cumulative voting procedures will not be followed at the annual meeting unless a shareholder calls for cumulative voting as provided in the Company's articles of incorporation, by announcing at the meeting before the voting for directors starts, his or her intention to vote cumulatively. If cumulative voting is properly invoked by a shareholder, the proxyholders may, in their discretion, vote the shares to which such proxy relates on a basis other than equally for each of the nominees named below and for less than all such nominees, but the proxyholders will cast such votes in a manner that would tend to elect the greatest number of such nominees (or any substitutes therefor in the case of unavailability) as the number of votes cast by them would permit.

NOMINATIONS FOR DIRECTOR

     Nominees for election to the board of directors are selected by the incumbent board prior to each annual meeting, and the nominees listed below were selected in that manner. Nominations from the shareholders may be made if made in accordance with the Company's bylaws, which generally require such nominations to be made in writing and within 60 to 90 days prior to the meeting at which directors are to be elected and to include certain information about the proposed nominee, in addition to other requirements. A complete copy of the bylaw provision setting forth the complete procedure for shareholder nominations of directors may be obtained upon written request to First Bancorp, Post Office Box 508, 341 North Main Street, Troy, North Carolina 27371-0508, Attention: Anna
G. Hollers, Secretary.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

      The following table sets forth certain information as of December 31, 2000 with respect to the eighteen nominees for election to the board of directors and the executive officers of the Company (all of these persons may be contacted at Post Office Box 508, 341 North Main Street, Troy, North Carolina 27371):

               TABLE OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
                                                                                                 Common Stock
                                           Current Director (D),            Director        Beneficially Owned (1)
                                              Nominee (N), or              of Company       Number of       Percent
           Name (Age)                      Position with Company              Since           Shares        of Class
- ---------------------------------  -------------------------------------  -------------  ----------------  ----------
Directors and Nominees
- ----------------------
James H. Garner (71)                     President and CEO (D) (N)            1995         48,051     (2)       0.55%
Jack D. Briggs (61)                               (D) (N)                     1983         52,397     (3)       0.60%
H. David Bruton, M.D. (66)                        (D) (N)                     2000         94,361     (4)       1.08%
David L. Burns (62)                               (D) (N)                     1988         39,976     (5)       0.46%
John F. Burns (53)                                (D) (N)                     2000        167,061     (6)       1.91%
Felton J. Capel (74)                              (D) (N)                     2000         14,338     (7)       0.16%
Jesse S. Capel (68)                               (D) (N)                     1983        113,604     (8)       1.30%
Frank G. Hardister (66)                           (D) (N)                     2000         31,170     (9)       0.36%
George R. Perkins, Jr. (61)                       (D) (N)                     1996         418,129   (10)       4.77%
Thomas F. Phillips (55)                           (D) (N)                     2000          68,575   (11)       0.78%
G. T. Rabe (76)                                     (D)                       1987          13,293   (12)       0.15%
William E. Samuels (70)                           (D) (N)                     2000         196,549   (13)       2.24%
Edward T. Taws (66)                               (D) (N)                     1986          24,102   (14)       0.28%
Frederick H. Taylor (61)                          (D) (N)                     1983         201,718   (15)       2.30%
Virginia C. Thomasson (49)                        (D) (N)                     2000          13,097   (16)       0.15%
Goldie H. Wallace (54)                            (D) (N)                     1997         181,014   (17)       2.07%
A. Jordan Washburn (64)                           (D) (N)                     1995          19,054   (18)       0.22%
Dennis A. Wicker (48)                               (N)                         -                       -           -
John C. Willis (58)                               (D) (N)                     1983         335,505   (19)       3.83%

Executive Officers
- ------------------
James H. Garner (71)                        President and Chief               1995         48,051     (2)       0.55%
                                             Executive Officer
John F. Burns (53)                               Executive                    2000         167,061    (6)       1.91%
                                              Vice President
Anna G. Hollers (50)                     Executive Vice President              n/a          50,968   (20)       0.58%
                                               and Secretary
Teresa C. Nixon (43)                     Executive Vice President              n/a          29,703   (21)       0.34%
                                    and Compliance Officer, First Bank
David G. Grigg (50)                       President of Montgomery              n/a          20,867   (22)       0.24%
                                            Data Services, Inc.
Jerry M. Arnold (60)                       Senior Vice President               n/a           9,371   (23)       0.11%
                                         of Operations, First Bank
Eric P. Credle (32)                      Senior Vice President and             n/a          14,460   (24)       0.17%
                                          Chief Financial Officer
Timothy S. Maples (40)                   Senior Vice President and             n/a          24,944   (25)       0.28%
                                            Investment Officer
Lee C. McLaurin (38)                       Senior Vice President               n/a          17,547   (26)       0.20%
                                               and Controller

- --------------------
Notes to Table of Directors, Nominees and Executive Officers:

(1) Unless otherwise indicated, each individual has sole voting and investment power with respect to all shares beneficially owned by such individual. The above table includes executive officers' reported shares in the 401(k) defined contribution plan, which are voted by the plan trustee and not by the shareholder for whom such shares are listed. Also included are shares subject to options (exercisable as of December 31, 2000 or within 60 days after December 31, 2000) granted under the Company's stock option plan.

(2) Includes 5,569 shares held in Company's 401(k) defined contribution plan, 7,523 shares held jointly with his spouse and exercisable options to purchase 16,000 shares.

(3) Includes 743 shares held as custodian for his daughter, 32,625 shares held jointly with his spouse and exercisable options to purchase 7,500 shares.

(4) Includes 4,488 shares held by his spouse, 249 shares held as custodian in a trust for a minor, and exercisable options to purchase 39,275 shares.

(5)  Includes  23,232  shares  held  by  Mr.  Burns'   business   interests  and
     exercisable options to purchase 7,500 shares.

(6) Includes 36 shares held in First Bancorp's 401(k) defined contribution plan, 5,785 shares held by his spouse, 623 shares held as custodian in a trust for a minor, exercisable options to purchase 18,728 shares, and 7,965 shares held in the First Savings Bank of Moore County Employee Stock Ownership Plan (ESOP). In addition, amount also includes 84,761 shares in which Mr. Burns has certain voting and investment power by virtue of his role as trustee of the ESOP.

(7)  Includes exercisable options to purchase 12,468 shares

(8) Includes 37,104 shares held by Capel Inc. of which Mr. Capel is principal owner and director and exercisable options to purchase 10,500 shares.

(9)  Includes exercisable options to purchase 4,439 shares.

(10) Includes exercisable options to purchase 7,500 shares.

(11) Includes 1,310 shares held by his spouse, 124 shares jointly owned with a relative, and exercisable options to purchase 34,583 shares.

(12) Includes 1,995 shares held by his spouse and exercisable options to purchase 10,500 shares.

(13) Includes 22,442 shares held by his spouse and 10,084 shares held in the First Savings Bank of Moore County Employee Stock Ownership Plan (ESOP). In addition, amount also includes 84,761 shares in which Mr. Samuels has certain voting and investment power by virtue of his role as trustee of the ESOP.

(14) Includes 5,835 shares held by his spouse and exercisable options to purchase 10,500 shares.

(15) Includes 77,739 shares held by Mr. Taylor's business interests, 69,381 shares held in trusts, 42,798 shares held by his spouse and exercisable options to purchase 10,500 shares.

(16) Includes exercisable options to purchase 12,468 shares.

(17) Includes exercisable options to purchase 6,000 shares and 69,622 shares held by her spouse and exercisable options held by her spouse to purchase 7,500 shares.

(18) Includes exercisable options to purchase 6,000 shares.

(19) Includes 199,650 shares held by his spouse and exercisable options to purchase 10,500 shares.

(20) Includes 881 shares held jointly with her daughters, 7,727 shares held in the Company's 401(k) defined contribution plan, 1,950 shares held by her spouse and exercisable options to purchase 21,000 shares.

(21) Includes 5,402 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 23,373 shares.

(22) Includes 156 shares held jointly with his daughters, 78 shares held jointly
     with  his  son,   4,130  shares  held  in  the  Company's   401(k)  defined
     contribution plan and exercisable options to purchase 6,000 shares.

(23) Includes 2,614 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 6,000 shares.

(24) Includes 727 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 9,000 shares.

(25) Includes 21 shares held in First Bancorp's 401(k) defined contribution plan, exercisable options to purchase 15,897 shares, and 3,988 shares held in the First Savings Bank of Moore County Employee Stock Ownership Plan.

(26) Includes 6,097 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 4,500 shares.

- ----------------

Directors and Nominees

     James H. Garner became President and Chief Executive Officer and a director of the Company and First Bank in 1995. Mr. Garner has been employed by First Bank since 1969, serving as Executive Vice President from 1989 until 1995.

     Jack D. Briggs is the out-going chairman of the board of directors and has been a director of the Company since 1983 and a director of First Bank since 1976. Mr. Briggs is a funeral director and retail furniture merchant and is president and owner of J. Briggs, Inc., Davidson Funeral Home, Inc., and Carter Funeral Home, Inc.

     H. David Bruton, M.D. served as the Secretary of North Carolina's Department of Health and Human Services from 1997 until 2001. Until December 31, 1996, he was a practicing physician with Sandhills Pediatric, Inc. He served as a director of First Savings Bancorp, Inc. from 1979 until First Savings' 2000 merger with the Company and has served as a director of the Company and First Bank since that time.

     David L. Burns is president of Z. V. Pate, Inc., a Laurel Hill-based holding company for agricultural, timber, restaurants and retail sales. Mr. Burns has been a director of the Company since 1988 and a director of First Bank since 1992.

     John F. Burns served as a director and President and Chief Executive Officer of First Savings Bancorp, Inc. at the time of the First Bancorp-First Savings merger. Since the merger, he has served as a director of the Company and First Bank. He is also employed as an Executive Vice President of the Company and First Bank.

     Felton J. Capel is the president and owner of Century Associates of N.C., a Southern Pines distributor of cookware and other housewares. He served as a director of First Savings Bancorp, Inc. from 1997 until First Savings' 2000 merger with First Bancorp and has served as a director of the Company and First Bank since that time.

     Jesse S. Capel is the recently elected chairman of the board of directors. He serves as an Executive Director of Capel, Inc., a rug manufacturer, importer and exporter located in Troy, North Carolina. Mr. Capel has been a director of the Company since 1983 and a director of First Bank since 1959.

     Frank G. Hardister is president of Powell Funeral Home located in Southern Pines, North Carolina. He served as a director of First Savings Bancorp, Inc. from 1990 until First Savings' 2000 merger with the Company and has served as a director of the Company and First Bank since that time.

     George R. Perkins, Jr. is President of Frontier Spinning Mills, Inc., a yarn manufacturer located in Sanford, North Carolina, and has served in such capacity since 1996. Mr. Perkins has been a director of the Company and First Bank since 1996.

     Thomas F. Phillips is an automobile dealer and owner of Phillips Ford, located in Carthage, North Carolina. He served as a director of First Savings Bancorp, Inc. from 1985 until First Savings' 2000 merger with the Company and has served as a director of the Company and First Bank since that time.

     William E. Samuels is vice-chairman of the board of directors of the Company and First Bank. He was the President and Chief Executive Officer of First Savings Bancorp, Inc. until his retirement in 1998. He is the former chairman of the board of directors of First Savings Bancorp, Inc. and served as a director of First Savings from 1977 until First Savings' 2000 merger with the Company. He has served as a director of the Company and First Bank since that time.

     Edward T. Taws, Jr. is Chairman of Fletcher Industries/Fletcher International, a manufacturer of textile machinery located in Southern Pines, North Carolina. Mr. Taws has been a director of the Company since 1986 and a director of First Bank since 1992.

     Frederick H. Taylor is President of Troy Lumber Company, located in Troy, North Carolina. Mr. Taylor has been a director of the Company since 1983 and a director of First Bank since 1978.

     Virginia C. Thomasson is a Certified Public Accountant with the firm Holden, Thomasson, & Longfellow, P.C., located in Southern Pines, North Carolina. She served as a director of First Savings Bancorp, Inc. from 1997 until First Savings' 2000 merger with the Company and has served as a director of the Company and First Bank since that time.

     Goldie H. Wallace is a private investor in the Company and other business interests. Ms. Wallace has been a director of the Company and First Bank since 1997.

     A. Jordan Washburn is a sales representative for Morrisette Paper Company located in High Point, North Carolina. Mr. Washburn has been a director of the Company since 1995 and a director of First Bank since 1994.

     Dennis A. Wicker is a partner with the law firm Smith Helms Mulliss & Moore, LLP in Raleigh, North Carolina. Mr. Wicker served as Lieutenant Governor of North Carolina from 1993 to 2000.

     John C. Willis is a private investor in restaurant and real estate interests. Mr. Willis has been a director of the Company since 1983 and a director of First Bank since 1980.

Executive Officers

In addition to Mr. Garner and Mr. Burns, the executive officers of the Company are as follows:

     Anna G. Hollers is Executive Vice President and Secretary of the Company and Executive Vice President and Secretary of First Bank. She has been employed by the Company since 1983 and by First Bank since 1972.

     Teresa C. Nixon is Executive Vice President - Loan Administration and Compliance of First Bank. She has been employed by First Bank since 1989.

     David G. Grigg has served as President of Montgomery Data Services, Inc. since its formation in 1984. He was employed by First Bank from 1972 until 1984.

     Jerry M. Arnold is Senior Vice President - Operations of First Bank. He has been employed by First Bank since 1986.

     Eric P. Credle is Senior Vice President and Chief Financial Officer of the Company and First Bank. He has been employed by the Company and First Bank since 1997. He was previously a senior manager with KPMG LLP.

     Timothy S. Maples is Senior Vice President and Investment Officer of First Bank. He was previously the Chief Financial Officer and Treasurer of First Savings Bancorp, Inc. from 1993 until First Savings' 2000 merger with the Company.

     Lee C. McLaurin is Vice President and Controller of the Company and First Bank. He has been employed by the Company since 1987.


BOARD COMMITTEES, ATTENDANCE AND COMPENSATION

Executive Committee

     The Executive Committee is authorized, between meetings of the board of directors, to perform all duties and exercise all authority of the board of directors, except those duties and authorities exclusively reserved to the board of directors by the Company's bylaws or by statute. The 2000 members of the Committee were Mr. Briggs, Mr. D. Burns, Mr. J. Burns, Mr. J. Capel, Mr. Garner, Mr. Perkins, Mr. Samuels, Mr. Taylor and Mr. Willis. The Executive committee held 11 meetings during 2000.

Audit Committee

     The Audit Committee is responsible for nominating the Company's independent auditors, as well as reviewing and presenting to the board of directors information regarding the effectiveness of the Company's policies and procedures with respect to auditing, accounting, and internal controls. The Audit Committee also reviews the Company's financial reporting process on behalf of the Board of Directors. The 2000 members of the Audit Committee were Mr. Briggs-Chairman, Mr.
D. Burns, Mr. J. Capel, Ms. Wallace, and Mr. Willis, each of whom is independent, as defined by the National Association of Securities Dealers, Inc. The Audit Committee held 10 meetings during 2000.

Compensation Committee

     The Compensation Committee is responsible for reviewing the compensation policies and benefit plans of the Company and for making recommendations regarding the compensation of its executive officers. The Committee also administers the Company's stock option plan. The 2000 members of the Committee were Mr. Briggs, Mr. D. Burns, Mr. J. Capel, Mr. Taws and Mr. Washburn. The Compensation Committee held 2 meetings during 2000.

Attendance

     The board of directors held 17 meetings during 2000. In 2000, all of the directors and nominees, except for Mr. Perkins as it relates to the board of directors and the Executive Committee, attended at least 75% of the aggregate of the meetings of the board of directors and the committees described above on which they served during the period they were directors and members of such committees. Mr. Perkins attended 12 of 17 board of directors meetings and 5 of 11 Executive Committee meetings.

Compensation of Directors

     Directors of the Company receive compensation of $400 per month during their terms of office, plus $200 for each monthly meeting attended. In addition, directors of First Bank receive $200 for each meeting attended. Such directors who serve on the Executive Committee, Audit Committee, or Compensation Committee receive $200 for each committee meeting attended. All of the directors of the Company are members of the First Bank board of directors.

     Non-employee directors of the Company also participate in the Company's Stock Option Plan. The non-employee director portion of the Stock Option Plan provides that on June 1 of each year for a five-year period that began June 1, 1998 and ends on June 1, 2003, each non-employee director of the Company receives an option to acquire 1,500 shares of the Company's Common Stock over a 10 year term at an exercise price equal to the fair market value of such stock on the date of grant. At December 31, 2000, the sixteen directors who were not employees of the Company held aggregate options to purchase 190,233 shares at exercise prices ranging from $6.67 to $22.00.

AUDIT COMMITTEE REPORT

     Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors, which for the fiscal year 2000 was KPMG LLP ("KPMG"), are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed with management and KPMG the audited financial statements as of and for the year ended December 31, 2000. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from KPMG the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether KPMG's provision of any information technology services or other non-audit services to the Company is compatible with the concept of auditor independence. In this analysis, the Audit Committee reviewed the services and related fees provided by KPMG in the following categories and amounts:

         Audit Fees                                   $ 90,100
         Financial Information and
              Implementation Fees                            0
         All Other Fees                                178,500
                                                       -------
              Total Fees                             $ 268,600
                                                       =======

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and reassessed for adequacy on an annual basis. A copy of the Audit Committee's written charter is included as Appendix A.


                  RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS:

                             Jack D. Briggs, Chairman
                             David L. Burns
                             Jesse S. Capel
                             Goldie H. Wallace
                             John C. Willis

COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation Table. The following table sets forth compensation paid by the Company in the forms specified therein for the years ended December 31, 2000, 1999 and 1998 to (i) the chief executive officer of the Company and
(ii) the Company's other executive officers who earned in excess of $100,000 in salary and bonus during 2000.

                           SUMMARY COMPENSATION TABLE

                                                                          Long Term Compensation
                                                             ------------------------------------------
                            Annual Compensation                        Awards                Payouts
                 ------------------------------------------  ---------------------------  -------------
   (a), (b)           (c)           (d)            (e)           (f)            (g)            (h)           (i)
                                                  Other                     Securities                       All
     Name,                                       Annual       Restricted    Underlying                      Other
   Principal                                     Compen-        Stock        Options/         LTIP         Compen-
   Position         Salary       Bonus (1)       sation       Award (s)        SARs          Payouts      sation (2)
   and Year           ($)           ($)            ($)           ($)          (# sh)           ($)           ($)
- ---------------  -------------  ------------  -------------  ------------  -------------  -------------  ------------
James H. Garner, President and Chief Executive Officer
     2000             $197,500     $ 128,690           $  -          $  -              -           $  -      $ 13,022
     1999              182,500        66,191              -             -         12,000              -        13,522
     1998              170,000        56,831              -             -              -              -        14,521
Anna G. Hollers, Executive Vice President and Secretary
     2000             $142,000      $ 42,000           $  -          $  -              -           $  -      $  7,311
     1999              129,600        37,000              -             -          7,500              -         7,089
     1998              120,000        32,000              -             -              -              -         7,515
Teresa C. Nixon, Executive Vice President and Compliance Officer
     2000             $138,000      $ 42,000           $  -          $  -              -           $  -      $  7,902
     1999              125,600        37,000              -             -          7,500              -         7,600
     1998              116,000        32,000              -             -              -              -         7,064
Eric P. Credle, Senior Vice President and Chief Financial Officer
     2000             $100,000      $ 37,000           $  -          $  -              -           $  -       $ 5,985
     1999               91,000        27,000              -             -          1,500              -         4,228
     1998               85,000        20,000              -             -              -              -           243
David G. Grigg, President, Montgomery Data Services, Inc.
     2000             $ 91,000      $ 30,000           $  -          $  -              -           $  -       $ 5,962
     1999               85,000        21,000              -             -              -              -         5,261
     1998               80,000        12,960              -             -              -              -         5,076

- -------------------
Notes:
(1) Amounts shown represent actual incentive cash bonuses accrued during the year indicated.

(2) Amounts shown include Company contributions to the Company's defined contribution plan under Section 401(k) of the Internal Revenue Code that covers all Company employees and the value of certain split-dollar life insurance plan premiums paid for the indicated executives, based on the term insurance value of such payments as calculated under the Internal Revenue Code P.S. 58 rates or those of the insurer, if higher.

                                        Defined         Split-Dollar
                                     Contribution        Insurance
                                         Plan              Plan
                                     ------------       ------------

James H. Garner      2000            $      7,793       $      5,229
                     1999                   8,716              4,806
                     1998                  10,104              4,417
Anna G. Hollers      2000            $      6,458       $        843
                     1999                   6,300                789
                     1998                   6,783                732
Teresa C. Nixon      2000            $      7,358       $        544
                     1999                   7,093                507
                     1998                   6,591                473
Eric P. Credle       2000            $      5,715       $        270
                     1999                   3,971                257
                     1998                      --                243
Daivd G. Grigg       2000            $      5,040       $        922
                     1999                   4,408                853
                     1998                   4,287                789

Option/SAR Grants in Last Fiscal Year

     There were no options or stock appreciation rights granted to the executive officers listed in the Summary Compensation Table during 2000.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

     Set forth below is information concerning the exercise of stock options during the year ended December 31, 2000 and year-end value of unexercised options by the executive officers listed in the Summary Compensation Table. No stock appreciation rights have been granted to the executive officers listed.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                           Value of Unexercised
                                                     Number of Securities Underlying   -----------------------------
                                                               Unexercised                      In-the-Money
                           Shares                            Options/SARs at                  Options/SARs at
                          Acquired                        Fiscal Year End (# sh)            Fiscal Year End ($)
                         at Exercise     Value        -----------------------------    -----------------------------
     Name                 (# sh)        Realized      Exercisable     Unexercisable    Exercisable     Unexercisable
- ---------------         -----------     --------      -----------     -------------    -----------     -------------
James H. Garner            4,000        $ 34,506        26,560              -          $   126,192        $   -
Anna G. Hollers            4,500          37,877        21,000              -              117,005            -
Teresa C. Nixon              -              -           23,373              -              102,569            -
Eric P. Credle               -              -            9,000              -                   -             -
David G. Grigg               -              -            6,000              -               52,002            -

Retirement Plans

     Retirement Plan. The following table sets forth the estimated annual pension benefits payable at normal retirement age of 65 to a participant in the Company's noncontributory defined benefit retirement plan .

                 TABLE OF ANNUAL BENEFITS PAYABLE ON RETIREMENT
                            UNDER THE RETIREMENT PLAN


         Final
        Average                                           Years of Service
         Annual         -----------------------------------------------------------------------------------
      Compensation            15                20               25               30                35
      ------------     ------------      ------------     ------------      ------------     -------------
      $   50,000         $   7,300         $   9,700        $  12,100         $  14,600        $  17,000
          75,000            12,500            16,700           20,900            25,100           29,200
         100,000            17,800            23,700           29,600            35,600           41,500
         125,000            23,000            30,700           38,400            46,100           53,700
         150,000            28,300            37,700           47,100            56,600           66,000
         175,000            30,400            40,500           50,600            60,800           70,900
         200,000            30,400            40,500           50,600            60,800           70,900

     Final Average Annual Compensation is the average of the five highest consecutive calendar years earnings out of the 10 calendar years of employment preceding retirement. Benefits shown are estimated on the basis of "life annuity" amounts, although participants in the retirement plan may choose from a variety of benefit payment options. For executive officers, current annual compensation for the purposes of the retirement plan may be estimated as the sum of the "Salary" and "Bonus" amounts in the "Summary Compensation Table" under "Compensation of Executive Officers" above. The Company's executive officers appearing in the Summary Compensation Table who are participants in the retirement plan and their respective credited years of service are: Mr. Garner, 30 years; Ms. Hollers, 28 years; Ms. Nixon, 11 years; Mr. Credle, 3 years, and Mr. Grigg, 28 years.

     Supplemental Executive Retirement Plan. The following table sets forth the estimated annual pension benefits payable at normal retirement age of 65 to executive officers, other than the CEO, in the Company's SERP.


                 TABLE OF ANNUAL BENEFITS PAYABLE ON RETIREMENT
                UNDER THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      Final
     Average                           Years of Service
     Annual           ----------------------------------------------------
   Compensation            10                 15               20 or more
   ------------       -----------         ----------          ------------
   $  50,000          $   15,000          $  22,500           $    30,000
      75,000              22,500             33,750                45,000
     100,000              30,000             45,000                60,000
     125,000              37,500             56,250                75,000
     150,000              45,000             67,500                90,000
     175,000              52,500             78,750               105,000
     200,000              60,000             90,000               120,000

     Final Average Annual Compensation is the average of the five highest consecutive calendar years earnings out of the 10 calendar years of employment preceding retirement. Benefits shown are estimated on the basis of "life annuity" amounts, although participants in the SERP may choose from a variety of benefit payment options. For executive officers, current annual compensation for the purposes of the SERP may be estimated as the sum of the "Salary" and "Bonus" amounts in the "Summary Compensation Table" under "Compensation of Executive Officers" above. Benefits shown in the table are prior to deductions for 50% of social security benefits and benefits paid under the retirement plan. The Company's executive officers, other than the CEO, appearing in the Summary Compensation Table who are participants in the SERP and their respective credited years of service are: Ms. Hollers and Mr. Grigg, 20 years (the maximum for participants other than the CEO); Ms. Nixon, 11 years; and Mr. Credle, 3 years.

     Mr. Garner, the Company's CEO, is also a participant in the SERP. The provisions of the SERP applicable to him are the same as those described above, except that his maximum benefit is 65% of Final Average Compensation compared to 60% for the other participants of the plan. Based on his years of service, Mr. Garner has already reached the maximum benefit. Accordingly, his benefits under the SERP, prior to deductions for 50% of social security benefits and benefits paid under the retirement plan, will be determined by multiplying his Final Average Compensation times 65%.

Employment Contracts and Change in Control Agreements

     The Company has entered into employment agreements with 14 of its senior officers, including each officer currently serving as an executive officer.

     The employment agreements have two to three year terms that extend automatically for an additional one year on each anniversary of the date of the Agreement, unless either party gives the other written notice on or prior to such anniversary date that such extension will not occur. The initial term for each officer in the Summary Compensation Table is three years. The employment agreements provide that the officers are guaranteed minimum annual salaries equal to their current annualized base salaries, and will receive annual increases that are at least as much as any percentage increase in the U.S. Consumer Price Index during the preceding twelve months. The employment agreements provide that each officer will be entitled to such insurance, pension, profit-sharing and other benefit plans as are or may become available generally to employees of the Company. The employment agreements provide that each officer will be eligible for participation in the Company's Supplemental Employee Retirement Plan, Split Dollar Life Insurance Plan, and Stock Option Plan. The employment agreements also provide that each officer will be entitled to reasonable time off for vacation, sick leave, bereavement leave, jury duty and military obligations as are or may become available to employees of the Company in positions similar to those of the officer.

     The employment agreements provide the Company the right to terminate the officer's employment with no further accrual of compensation or benefits "for cause" if the Company finds that the officer (i) demonstrated gross negligence or willful misconduct in the execution of the officer's duties, (ii) committed an act of dishonesty or moral turpitude, or (iii) been convicted of a felony or other serious crime.

     In the event that the Company terminates an officer for a reason other than for cause, the Company is obligated to pay the officer's base salary for the remainder of the agreement term. In addition, each officer may voluntarily terminate employment by providing at least 45 days written notice to the Company, in which case the officer's compensation, vested rights and employee benefits will accrue through the date of termination of employment.

     The employment agreements also contain noncompetition and confidentiality covenants. The noncompetition covenants provide that that upon termination of employment with the Company, the officer may not engage directly, or indirectly, in any activity or business which is in competition with the business of the Company within the restricted territory, during the restricted period. The restricted territory is a 50-mile radius of each officer's primary residence and/or work location. The restricted period upon termination by the Company "for cause" or voluntary employee termination is one year and for termination by the Company for other than "for cause" is the remainder of the agreement term. The noncompetition covenant also prohibits solicitation or recruitment of any employees of the Company during the restricted period, and prohibits sales contacts or solicitation from any customer of the Company for any products or services offered by the Company within the restricted territory during the restricted period. The confidentiality covenants prohibit the officer from disclosing any confidential business secrets or other confidential data both during the term of the employment agreement and for a period of two years following the termination of the agreement.

     The employment agreements also provide that if there is a "change in control" of the Company and the officer's employment is terminated by the Company or the officer for any reason, or no reason (other than "for cause"), the Company must pay the officer a severance payment equal to the officer's base salary times a factor that ranges from 1 to 2.9. The multiple for Mr. Garner, Ms. Hollers, Ms. Nixon and Mr. Credle is 2.9. The multiple for Mr. Grigg is 2.0. Control means the power, directly or indirectly, to direct the management or policies of the Company or to vote 40% or more of any class of voting securities of the Company. Change in control is defined as a change in control of the Company except that any merger, consolidation or corporate reorganization in which the owners of the capital stock entitled to vote in the election of directors of the Company prior to the combination own 61% or more of the resulting entity's voting stock will not be considered a change in control for the purpose of the employment agreements; provided that a change in control will be deemed to have occurred if (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Securities Exchange Act of 1934), directly or indirectly, of 33% or more of the voting stock of the Company or its successors; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company or its successors (the "Incumbent Board") cease for any reason to constitute at least a majority of the board; provided, that any person who becomes a director of the Company after the beginning of such period whose election was approved by a vote of at least 3/4 of the directors comprising the Incumbent Board will be considered a member of the Incumbent Board; or (iii) there is a sale of all or substantially all of the assets of the Company. Notwithstanding the foregoing, no change in control is deemed to occur as a result of any transaction that results in the officer subject to the employment agreement in question, or a group of persons including such officer, acquiring, directly or indirectly, 33% or more of the combined voting power of the Company's outstanding securities.

     In addition to the employment agreement change in control provisions discussed above, all memorandums of options granted under the Company's 1994 Stock Option Plan provide that in the event of a change in control of the Company, which is defined the same as it is above, all options become fully vested and immediately exercisable. Also, under the SERP, all participants become fully vested in the event of a change in control, which is defined the same as it is above.

     The merger with First Savings Bancorp, Inc. that occurred on September 14, 2000 met the definition of a change in control as defined above, and accordingly, 1) the change in control provisions in the employment agreements on that date became exercisable, 2) all options outstanding on that date became fully vested and immediately exercisable, and 3) participants in the SERP on that date became fully vested.

REPORT OF THE COMPENSATION COMMITTEE

     The fundamental philosophy of the Company's compensation program is to offer compensation arrangements that are (i) commensurate with individual contributions to the performance of the Company and (ii) competitive with publicly owned financial institutions of similar size and performance. Compensation is designed to attract and retain individuals possessing the specialized talents required by the Company to remain competitive in the financial services industry.

     In applying this philosophy, the Company's Compensation Committee, comprised entirely of non-employee directors, develops compensation recommendations to be considered by the entire board of directors. The Compensation Committee directly determines the recommendation regarding the compensation of the Chief Executive Officer. In addition, the Committee also sets forth recommendations involving (i) compensation policies, (ii) incentive compensation, (iii) long-term equity participation and (iv) benefit plans. The
Compensation Committee delegates to the Chief Executive Officer the responsibility to determine appropriate levels of salaries and incentive bonuses for the other executive officers of the Company. Additional consideration is given by both the Compensation Committee (with regard to the Chief Executive
Officer) and the Chief Executive Officer (with regard to the other executive officers) to the demonstration of the leadership skills needed to enable the Company to achieve the business objectives set forth by the board of directors. Periodically, the Company engages outside compensation consultants to evaluate and provide recommendations regarding executive officer compensation.

     The process of assessing the appropriateness of compensation arrangements also involves the use of peer data to determine the extent to which the Company's compensation arrangements are competitive within both the Company's industry and geographical area. As a part of this assessment, the Compensation Committee (with regard to the Chief Executive Officer) and the Chief Executive Officer (with regard to the other executive officers) compares the Company's arrangements, both in whole and in part, with those of other financial institutions of similar size and performance both within the state and nationally. This peer group is a subset of the broader peer group to which the Company compares its total returns to shareholders. See "Shareholder Return Performance."

     Annual compensation for the Company's Chief Executive Officer and its other executive officers primarily consists of four types of compensation, as set forth below:

     o    base salary;

     o annual incentive bonus (linked directly to corporate earnings and individual performance);

     o long-term equity participation (through the periodic issuance of stock options under the Company's stock option plan), in an effort to more closely align the interests of the executive officers with those of the Company's shareholders; and

     o    benefit plans for executive officers.

     Base Salary. For the Company's executive officers, including the Chief Executive Officer, base salaries are targeted to approximate average salaries for individuals in similar positions with similar levels of responsibilities who are employed by other publicly owned banking organizations of similar size and performance. The Company frequently participates in salary/compensation surveys and has access to other published salary/compensation data. The results of such surveys are used by the Committee (with regard to the CEO) and the CEO (with regard to the other executive officers) in developing the appropriate levels of base salaries for executive officers.

     Annual Incentive Bonus. For the Company's executive officers, including the CEO, annual incentive bonuses are directly and indirectly linked to the Company's earnings and to the executive officer's individual performance as it relates to enabling the Company to achieve its performance goals.

     For 2000, as in prior years, the Committee set the CEO's annual incentive bonus as a percentage of the net income earned by the Company. Such percentage for 2000, 1999 and 1998 was 1% of consolidated net income.

     For the other executive officers, the 2000 annual incentive bonus was based on a combination of (i) a percentage, as determined by the CEO, of base salary related to the Company's achievement of predetermined earnings targets and (ii) additional amounts, at the discretion of the CEO, related to the executive officer's individual contribution to the overall achievement of Company-wide earnings targets. Because of the level of Company earnings in 2000, the salary-based portion of the 2000 incentive bonus for all other executive officers ranged from 16% to 37% of the respective base salary.

     Long-Term Equity Participation. For the Company's CEO, executive officers and other key employees, stock options may be granted each year at the discretion of the board of directors. While no formal system is employed in determining the number of options granted, both in the aggregate or to any one individual, the Board does consider the Company's current financial performance, the individual's level of responsibility and the number of previously granted stock options. Options are not intended to be an on-going component of annual compensation, but instead are typically granted to attract and retain new employees, to recognize changes in responsibilities of existing employees, and to periodically reward exemplary performance.

     Benefit Plans For Executive Officers. In addition to the aforementioned methods of compensating executive officers, the Company provides the same benefits that are afforded to all Company employees, including matching contributions under the Company's defined contribution plan, retirement benefits under the Company's pension plan and group insurance covering health, life and disability. Also, executive officers participate in the Company's Supplemental Executive Retirement Plan and Split-Dollar Life Insurance Plan.

     Employment Agreements. Over the past several years, the Company has entered into employment agreements with each executive officer, as well as five other senior officers. These agreements were determined to be in the best interest of the Company, among other reasons, (i) to better compete in the retention of executive and senior officers with peer banks that have similar agreements, (ii) to provide certain protections to the Company, including noncompetition and confidentiality covenants in the event that employment is terminated, and (iii) to protect the Company, through change in control provisions, from loss of executive and senior officers as a result of any change in control possibilities that might arise. The provisions of the employment agreements were previously described in more detail under the heading "Employment Contracts and Change in Control Agreements."

     The above is a summary of current practice regarding CEO and executive officer compensation matters considered by the Committee. Because CEO and executive officer salaries are not currently (or in the foreseeable future) expected to exceed those limitations provided under Section 162(m) of the Internal Revenue Code, the Committee has no specific policy which addresses the deductibility for income tax purposes of "qualified compensation" under said code section.

     RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF
     THE BOARD OF DIRECTORS:

     Jack D. Briggs, Chairman           Edward T. Taws, Jr.
     David L. Burns                     A. Jordan Washburn
     Jesse S. Capel

                         SHAREHOLDER RETURN PERFORMANCE

     The performance graph shown below compares the Company's cumulative total return to shareholders for the five-year period commencing December 31, 1995 and ending December 31, 2000, with cumulative total return of both the Standard & Poor 500 Index (reflecting overall stock market performance) and an index of banks with between $500 million and $1 billion in assets as constructed by SNL Securities, LP (reflecting changes in banking industry stocks). The graph and table assume that $100 was invested on December 31, 1995 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the index of banks with between $500 million and $1 billion in assets, and that all dividends were reinvested.

                                  First Bancorp
              Comparison of Five-Year Total Return Performances (1)
                       Five Years Ending December 31, 2000


                        [PERFORMANCE GRAPH APPEARS HERE]


                                                        Total Return Index Values (1)
                                                                December 31,
                               -----------------------------------------------------------------------------
                                 1995          1996          1997         1998          1999          2000
                               --------     ---------    ---------     ---------     ---------     ---------
First Bancorp (2)              $100.00       $149.30      $288.09       $243.29       $213.01       $213.01
Index-S&P 500 (2)               100.00        122.86       163.86        210.64        254.97        231.74
Index-Banks between $500
 million and $1 billion (2)     100.00        125.01       203.22        199.81        184.96        177.04

Notes:

(1) Total return indices were provided from an independent source as indicated and assume initial investment of $100 on December 31, 1995, reinvestment of dividends, and changes in market values. Total return index numerical values used in this example are for illustrative purposes only.

(2)  Source:  SNL Securities LP, Charlottesville, VA.

     Shareholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. Shareholders should thus consider other relevant performance indicators in assessing performance, such as growth in earnings per share, growth in book value per share, growth in cash dividends per share, and other performance measures such as return on assets and return on shareholders' equity.

Certain Transactions

     Certain of the directors, nominees, principal shareholders and officers (and their associates) of the Company have deposit accounts and other transactions with First Bank, including loans in the ordinary course of business. All loans or other extensions of credit made by First Bank to directors, nominees, principal shareholders and officers of the Company and to associates of such persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with independent third parties and did not involve more than the normal risk of collectibility. At December 31, 2000, the aggregate principal amount of loans to directors, nominees, principal shareholders and officers of the Company and to associates of such persons was approximately $8,578,000. The Company expects to continue to enter into transactions in the ordinary course of business on similar terms with directors, nominees, principal shareholders and officers (and their associates) of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange
Commission and the National Association of Securities Dealers Automated Quotation System. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure to file by these dates during 2000. To the Company's knowledge, during 2000 all of these filing requirements were satisfied by the Company's directors and officers.

     The nominees who receive the highest number of votes cast, up to the number of directors to be elected, shall be elected as directors. The board of directors recommends that shareholders vote "FOR" the proposal to elect the 18 nominees as directors. Unless indicated to the contrary, proxies will be voted "FOR" the 18 nominees listed above.

  PROPOSAL 2 - PROPOSAL TO AMEND THE COMPANY'S BYLAWS TO INCREASE THE MAXIMUM
                  NUMBER OF DIRECTORS ON THE BOARD TO NINETEEN

     Section 3.02 of the Company's bylaws provides that the number of directors on the board of directors of the Company will be not less than three nor more than 18, as may be fixed by resolution duly adopted by the board of directors at or prior to the annual meeting at which such directors are to be elected.

     In connection with the pending acquisition of Century Bancorp, Inc. ("Century"), a condition to the definitive merger agreement is that the Company use its reasonable best efforts to cause James G. Hudson, Jr., the current President and CEO of Century, to be elected or appointed as a member of the board of directors of the Company. The Company anticipates that the 18 nominees for director contained in Proposal 1 will be duly elected, and thus the board will have reached the maximum limit of 18 directors set by Section 3.02 if the Company's bylaws. Accordingly, the board of directors recommends that, if the Century acquisition is completed, Section 3.02 of the Company's bylaws be amended to increase the maximum number of directors to 19. Please see the Company's 2000 Form 10-K for general discussion related to Century and Form 8-K filed on October 20, 2000 for more detailed information regarding this pending acquisition.

     Assuming that this proposal is approved, upon the closing of the Century acquisition, which is currently expected to occur in May or June 2001, the Company anticipates appointing James G. Hudson, Jr. as a director of the Company until the 2002 annual meeting, at which time it is expected that he will be a nominee for election as a director of the Company. This amendment to the Company's bylaws is expressly conditioned upon the consummation of the proposed acquisition of Century. If this acquisition does not occur for any reason, the bylaw amendment will be null and void and Section 3.02 of the Company's bylaws will remain unchanged.

     The affirmative vote of the holders of a majority of shares of common stock represented and voting at the meeting (either in person or by proxy) is required for approval of the proposal to amend the Company's bylaws. The board of directors recommends that shareholders vote "FOR" this proposal. Unless indicated to the contrary, proxies will be voted "FOR" this proposal.

         PROPOSAL 3 - PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S
                      ARTICLES OF INCORPORATION TO INCREASE
                 THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Company's Articles of Incorporation currently sets the number of shares of authorized common stock at 12,500,000. The Company currently has outstanding 8,759,962 shares and expects to issue an additional 585,000 shares in connection with its pending acquisition of Century. The board of directors believes that it is important to assure that an adequate supply of authorized, unissued shares of common stock is available for possible future acquisitions or general corporate needs, such as future stock splits, stock dividends, or issuance of shares under stock-based benefit plans. Accordingly the board of directors recommends an increase to the number of shares of authorized common stock to 20,000,000 shares.

     Except for the planned issuance of approximately 585,000 shares of common stock to shareholders of Century and shares that may be issued pursuant to options granted under the Company's stock option plans, there are currently no other material plans or arrangements relating to the issuance of any additional shares of common stock. If this proposal is approved by the shareholders, such shares would be available for issuance without further action by shareholders, unless required by the Company's Articles of Incorporation or bylaws or by applicable law.

     The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of common stock. The issuance of additional shares of common stock may potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger or removal of management.

     The affirmative vote of the holders of a majority of shares of common stock represented and voting at the meeting (either in person or by proxy) is required for approval of the proposal to amend the Company's Articles of Incorporation. The board of directors recommends that shareholders vote "FOR" this proposal. Unless indicated to the contrary, proxies will be voted "FOR" this proposal.

                PROPOSAL 4 - RATIFICATION OF INDEPENDENT AUDITORS

     Your directors and management recommend that the shareholders ratify the appointment of KPMG LLP to serve as the independent auditors for the Company for the year ending December 31, 2001. KPMG LLP has served as the independent auditors for the Company since April 1991 and has audited the Company's consolidated financial statements for each of the years in the three-year period ended December 31, 2000. If the appointment of KPMG LLP is not ratified by the shareholders, the board of directors will reconsider the appointment of auditors for the current fiscal year.

     Representatives of KPMG LLP are expected to be present at the annual meeting to respond to appropriate questions and will be given an opportunity to make any statement they consider appropriate.

     The affirmative vote of the holders of a majority of shares of common stock represented and voting at the meeting (either in person or by proxy) is required for approval of this proposal. The board of directors recommends that shareholders vote "FOR" this proposal. Unless indicated to the contrary, proxies will be voted "FOR" this proposal.

                     SHAREHOLDERS PROPOSALS FOR 2002 MEETING

     Shareholders may submit proposals appropriate for shareholder action at the Company's 2002 annual meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the proxy statement for the 2002 annual meeting, they must be received by the Company no later than December 5, 2001. Such proposals should be directed to First Bancorp, Attn. Anna G. Hollers, 341 North Main Street, Troy, North Carolina 27371-0508.

                                  OTHER MATTERS

     As of the date of this proxy statement, the board of directors does not know of any other business to be presented for consideration or action at the annual meeting. If other matters properly come before the annual meeting, the enclosed proxy will be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.



                       By Order of the Board of Directors,

                              /s/ Anna G. Hollers

                                 Anna G. Hollers
                                    Secretary

                           -------------------------

     The Company will furnish without charge to each person whose proxy is solicited, and to each person representing that as of the record date for the meeting he or she was a beneficial owner of shares entitled to be voted at the meeting, on written request, a copy of the Company's 2000 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, but excluding exhibits. Such written request should be directed to:



                                  First Bancorp
                           Attention: Anna G. Hollers
                              341 North Main Street
                         Troy, North Carolina 27371-0508


                           -------------------------

                                                                   Appendix A

                                 CHARTER OF THE
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.  PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by monitoring the financial reports and other financial information provided by the Corporation to governmental bodies and the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

     *    Serve  as  an   independent   and  objective   party  to  monitor  the
          Corporation's financial reporting process and internal control system regarding finance, accounting and legal compliance.

     * Review and appraise the audit efforts and independence of the Corporation's independent auditors and internal auditing department.

     *    Provide  an  open  avenue  of  communication   among  the  independent
          auditors, financial and senior management, the internal auditing department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

     The Audit Committee will primarily fulfill these responsibilities by carrying out activities enumerated in Section IV of this Charter.

II.  COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors (as defined by the NASD), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one director must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as chief executive or financial officer or other senior officer with financial oversight responsibilities.

     The Audit Committee Chair is customarily the Chairman of the Board of Directors, provided the Board of Directors Chairman is an outside director. In the event the Chairman of the Board of Directors is not an outside director, the Audit Committee shall elect a Chairman, subject to ratification by the Board of Directors.

III.  MEETINGS

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department, the independent auditors and the Committee itself in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should discuss with the independent auditors and management the Corporation's quarterly financial information and significant findings based upon the auditors limited review procedures, consistent with IV. below. In the event the independent auditors have any significant findings, disagreements with management, review differences, or other matters which are required to be reported to the Audit Committee pursuant to SAS 71, the Chair will call a special meeting of the Audit Committee to discuss such matters.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

Review Procedures:

     1. Review and update this Charter periodically, at least annually, as conditions dictate, prior to the publication of the company's annual proxy statement and annual report. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Review the organization's annual financial statements and reports or other financial information submitted to governmental bodies and the public, including any certification, report, opinion, or review rendered by the independent accountants.

     3. In consultation with management, the independent auditors and internal auditors, consider the integrity of the Corporation's financial reporting process and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

     4. Review with management and the independent auditors the Corporation's quarterly financial results prior to the filing of the Corporation's quarterly financial statements with the SEC. Discuss any significant changes to the Corporation's accounting principals and any items required to be communicated by the independent auditors in accordance with SAS 61 and SAS 71. The Chair of the Committee may represent the entire Audit Committee for purposes of this review. In the event the independent auditors have any significant findings, disagreements with management, review differences, or other matters which are required to be reported to the Audit Committee pursuant to SAS 71, the Chair may call a special meeting of the Audit Committee to discuss such matters.

Independent Auditors:

     5. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Corporation to determine their independence. In connection with this discussion the Committee should obtain from the independent accountants the communication required by ISB No. 1.

     6. Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

     7. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management and internal audit and their general audit approach.

     8. Prior to filing the Form 10-K, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     9. Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements. This process should also remind the independent auditors that the Audit Committee - not management - is the independent auditors' client.

     10. Recommend to the Board of Directors the selection of the independent auditors, considering independence and effectiveness and review of the fees and other compensation.

     11.  Discuss  with the  independent  auditors  their  judgments  about  the
          quality  and   appropriateness,   not  just   acceptability,   of  the
          Corporation's accounting principles as applied in its financial reporting.

Financial Reporting Processes:

     12. Foster an understanding by management and the independent auditor of their duty to report to the Audit Committee on significant financial reporting issues and practices on a timely basis.

     13.  In  consultation  with  the  independent  auditors  and  the  internal
          auditors,   review  the  integrity  of  the  organization's  financial reporting processes, both internal and external.

Process Improvement:

     14. Establish regular systems of reporting to the Audit Committee by each of management, the independent auditors and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     15. Review with the independent auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance:

     16. Review and update periodically a Code of Ethical Conduct and ensure that management has established an appropriate system to enforce this Code.

     17. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code.

     18. Review activities, organizational structure, and qualifications of the internal audit department.

     19.  On at least an annual basis,  review with the  Corporation's  counsel,
          legal  compliance  matters  including  corporate   securities  trading
          policies.

     20. On at least an annual basis, review with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

Other Audit Committee Responsibilities:

     21. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Corporation's annual proxy statement, and should state whether the Audit Committee has:

          * reviewed and discussed the consolidated financial statements with management;
          * discussed with the independent auditors the matters required to be discussed by SAS 61;
          * received certain disclosures from the auditors regarding their independence required by ISB No. 1;
          * concluded that the Audit Committee should recommend to the Board of Directors that the consolidated financial statements be included in the Corporation's Annual Report on Form 10-K.

     22.  Perform  any  other  activities   consistent  with  this  Charter,  by
          Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                   Directions to Montgomery Community College
                Location of the 2001 First Bancorp Annual Meeting
                         Tuesday, May 1, 2001 - 3:00 PM



                                      [MAP]

                                  First Bancorp
           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints James H. Garner and Anna G. Hollers, and each of them, attorneys and proxies with full power of substitution, to act and vote as designated below the shares of common stock of First Bancorp held of record by the undersigned on March 20, 2001, at the annual meeting of shareholders to be held on May 1, 2001, or any adjournment or adjournments thereof.


     1. PROPOSAL to elect eighteen (18) nominees to the board of directors to serve until the 2002 Annual Meeting of Shareholders, or until their successors are elected and qualified.

         [_]  FOR the 18 nominees listed below      [_]  WITHHOLD AUTHORITY
              (except as marked to the contrary          to vote for the 18
              below).                                    nominees below.

         (Instruction:  To  withhold   authority  to  vote  for  any  individual
         nominee, strike a line through the nominee's name in the list below).

         Jack D. Briggs         James H. Garner           Frederick H. Taylor
         H. David Bruton, M.D.  Frank G. Hardister        Virginia C. Thomasson
         David L. Burns         George R. Perkins, Jr.    Goldie H. Wallace
         John F. Burns          Thomas F. Phillips        A. Jordan Washburn
         Felton J. Capel        William E. Samuels        Dennis A. Wicker
         Jesse S. Capel         Edward T. Taws, Jr.       John C. Willis

     2. PROPOSAL to conditionally amend the bylaws to increase the maximum number of directors on the board to nineteen.

                 [_] FOR         [_] AGAINST        [_]  ABSTAIN

     3. PROPOSAL to increase the number of authorized shares of common stock to 20,000,000 shares.

                 [_] FOR         [_] AGAINST        [_]  ABSTAIN

     4. PROPOSAL to ratify the appointment of KPMG LLP as the independent auditors of the Company for the current fiscal year.

                 [_] FOR         [_] AGAINST        [_]  ABSTAIN

     5. In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting.

     6.  Do you plan to attend the May 1, 2001 annual meeting? [_] YES  [_] NO

This proxy when properly executed will be voted as directed herein. If no direction is made, this proxy will be voted for approval of Proposals 1, 2, 3, and 4. If , at or before the time of the meeting , any of the nominees listed above has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees.

                                    Dated                               , 2001
                                          ------------------------------



                                    --------------------------------------------
                                    Signature



                                    --------------------------------------------
                                    Signature (if jointly held)

                                    (Please  sign exactly as the name appears on
                                    this   proxy.   If  signing   as   attorney,
                                    administrator,    executor,   guardian,   or
                                    trustee, please give title as such. If a corporation, please sign in full corporate name by the President or other authorized officers. If a partnership, please sign in partnership name by authorized person.)


PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.